EXHIBIT 99.1

Premier Exhibitions Reports Fourth Quarter and Full Year 2015 Results

ATLANTA, May 28, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the fourth quarter and full year ended February 28, 2015.

Comparing the fourth fiscal quarter with the prior year's fourth fiscal quarter:

  Total revenue increased 10.9% to $6.9 million compared to $6.2 million in the fourth quarter fiscal 2014.
  Gross profit decreased to $1.6 million from $2.3 million in last year's fourth fiscal quarter, as gross margins declined to 22.6% from 37.6% in the prior year period. Overall the Company's results are similar to the third fiscal quarter of 2015, with rent expense related to our New York City location and with no corresponding revenue.
  Net loss after non-controlling interest was $5.5 million, or $1.11 per diluted share, compared to a net loss after non-controlling interest of $1.4 million, or $0.28 per diluted share, in last year's fourth fiscal quarter. The loss per share has been adjusted for the 1 for 10 reverse stock split on February 27, 2015.
  Adjusted EBITDA, a non-GAAP measure (1), was ($0.9) million, a decrease of $0.3 million from the prior year period.
  Total exhibition days were 1,127 compared to 1,278 in the fourth quarter of fiscal 2014. The reduction in exhibition days is primarily due to having fewer Titanic exhibitions in the current year as compared to prior year. This was partially offset by our new King Tut exhibition.
  Average attendance per exhibition day was 452 compared to 357 in last year's fourth fiscal quarter.
  Average ticket prices at semi-permanent, museum and other locations increased 1.3% to $15.00 compared to an average semi-permanent, museum and other locations ticket price of $14.81 in the prior year period.
  General and administrative expenses were relatively flat with prior year.
  During the fourth quarter of fiscal year 2015, we incurred $2.9 million in non-cash impairment charges related to certain intangible assets related to the AEG acquisition. This relates primarily to the cancellation of our FBI project in the fourth quarter of fiscal 2015 which reduced the future cash flows that supported these intangible assets.
  During the fourth quarter of fiscal 2015, the Company wrote off $104,000 in assets related to exhibitions under development but terminated by the Company. This compares to $798,000 written off in the prior year related to the termination of the Titanic auction and exhibitions under development but terminated by the Company.
  During the fourth quarter of fiscal 2015, the Company recognized a non-cash gain on note payable fair market value of $338,000 as compared to $152,000 in the prior year.
  On February 28, 2015, the Company had total cash and marketable securities of $4.8 million.

Key highlights for the 2015 fiscal year compared to prior fiscal year:

  Total revenue was flat at $29.4 million as compared to $29.3 million in the prior year.
  Gross profit decreased 31.3% to $9.6 million from $14.0 million while gross margins declined to 32.7% from 47.6% in the prior year. During the current fiscal year the Company had rent expense at our New York City location and no corresponding revenue.
  Net loss after non-controlling interest was $10.5 million, or $2.13 per diluted share, compared to a net loss after non-controlling interest of $0.7 million, or $0.14 per diluted share in last year's fiscal year. The loss per share has been adjusted for the reverse stock split in the current year.
  Adjusted EBITDA, a non-GAAP measure (1), was ($1.9) million, a decrease of $4.2 million from the prior year's results.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "Our overall results remain disappointing, however our total revenue increased for the third consecutive quarter due to contributions from our Pompeii and King Tut exhibitions which continue to offset our lower revenue from our Titanic and Bodies brands. During the fourth quarter of fiscal 2015, we performed a detailed analysis of our general and administrative expenses and through reductions in headcount and other expenses reduced our normalized general and administrative expense from approximately $1.0 million per month to $750,000 per month. It should be noted this does not include the additional expenses related to the merger transaction that will continue through the third quarter of fiscal 2016."

Little continued, "During the fourth quarter of fiscal 2015 we performed our annual intangible impairment testing and based upon updated projections of future projects related to our AEG acquisition in the first quarter of fiscal 2013 determined that a non-cash charge of $2.9 million was required in order to reflect the change in our assumptions. In addition, we revalued our AEG royalty which resulted in a gain of $338 thousand and wrote-off $104 thousand in development cost for projects that were cancelled during the quarter."

Little stated, "At this time we have no further update on our merger agreement with Dinoking Tech Inc. but are continuing to work on the proxy and completing the merger early in the third quarter of fiscal 2016. Our current focus is the opening of our 'Saturday Night Live: The Experience' on May 30th."

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income/(loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	February 28,	February 28,
	2015	2014
ASSETS
	(Audited)
Current assets:
Cash and cash equivalents	$ 4,798	$ 3,434
Certificates of deposit and other investments	--	407
Accounts receivable, net of allowance for doubtful accounts of $220 and $392, respectively	1,417	1,331
Merchandise inventory, net of reserve of $25 and $17, respectively	1,127	1,206
Income taxes receivable	49	263
Prepaid expenses	2,684	2,012
Other current assets	459	381
Total current assets	10,534	9,034

Artifacts owned, at cost	2,881	2,901
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $22,766 and $19,799, respectively	11,503	9,287
Exhibition licenses, net of accumulated amortization of $6,069 and $5,857, respectively	1,629	1,841
Film and gaming assets, net of accumulated amortization of $1,726 and $1,101, respectively	1,608	2,233
Deferred financing costs, net of accumulated amortization of $318	65	--
Construction deposit	134	--
Lease incentive	5,899	--
Goodwill	--	250
Future rights fees, net of accumulated amortization of $3,551 and $438, respectively	829	3,942
Restricted cash	426	--
Restricted certificate of deposit	801	--
Deferred income taxes	60	302
Long-term exhibition costs	261	215
Subrogation rights	250	250
Total Assets	$ 36,881	$ 30,256

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 4,782	$ 2,550
Deferred rent	668	751
Deferred revenue	2,901	3,076
Deferred income taxes	60	302
Short-term portion of capital lease obligations	31	39
Short-term portion of royalty payable, net of discount of $48	413	--
Short-term portion of notes payable, net of discount of $10 and $66, respectively	8,190	170
Total current liabilities	17,045	6,888

Long-Term liabilities:
Lease abandonment	997	1,440
Deferred rent	8,867	--
Long-term portion of capital lease obligations	32	61
Long-term portion of royalty payable, net of discount of $48	301	--
Long-term portion of notes payable, net of discount of $0 and $134, respectively	--	1,126
Total long-term liabilities	10,197	2,627

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 4,916,644 and 4,906,209 shares, respectively; outstanding 4,916,443 and 4,906,008 shares, respectively	1	1
Additional paid-in capital	54,104	53,826
Accumulated deficit	(46,105)	(35,630)
Accumulated other comprehensive loss	(13)	(326)
Less treasury stock, at cost; 201 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	7,986	17,870
Equity Attributable to Non-controlling interest	1,653	2,871
Total liabilities and shareholders' equity	$ 36,881	$ 30,256

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
	4Q15	4Q14	(Audited)	(Audited)
Revenue:
Exhibition revenue	$ 5,707	$ 5,071	$ 23,961	$ 22,893
Merchandise and other	1,066	981	4,925	5,747
Management fee	72	145	474	708
Licensing fee	30	--	30	--
Total revenue	6,875	6,197	29,390	29,348

Cost of revenue:
Exhibition costs	4,871	3,377	17,689	13,114
Cost of merchandise sold	452	487	2,095	2,254
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	5,323	3,864	19,784	15,368

Gross profit	1,552	2,333	9,606	13,980

Operating expenses:
General and administrative	2,859	2,891	12,809	12,761
Depreciation and amortization	1,167	1,082	4,560	4,150
Net gain on disposal of assets	--	(44)	(4)	(115)
Write-off of assets	104	--	104	798
Impairment of intangible assets	2,926	--	2,926	--
Gain on note payable fair market value adjustment	(338)	(152)	(338)	(2,566)
Contract and legal settlements	36	--	36	(297)
Total operating expenses	6,754	3,777	20,093	14,731

Loss from operations	(5,202)	(1,444)	(10,487)	(751)

Interest expense	(554)	(39)	(909)	(342)
Realized losses on foreign currency transactions	(313)	(137)	(313)	(137)
Other income/(expense)	(26)	71	16	289

Loss before income taxes	(6,095)	(1,549)	(11,693)	(941)

Income tax benefit	--	--	--	(163)

Net loss	(6,095)	(1,549)	(11,693)	(778)
Less: Net loss attributable to noncontrolling interests	(618)	(159)	(1,218)	(64)
Net loss attributable to shareholders of Premier Exhibitions, Inc.	$ (5,477)	$ (1,390)	$ (10,475)	$ (714)

Net loss per share:
Basic loss per common share	$ (1.11)	$ (0.28)	$ (2.13)	$ (0.14)
Diluted loss per common share	$ (1.11)	$ (0.28)	$ (2.13)	$ (0.14)

Shares used in basic per share calculations (1)	4,914,662	4,903,965	4,909,887	4,924,216
Shares used in diluted per share calculations (1)	4,914,662	4,903,965	4,909,887	4,924,216

Comprehensive loss	$ (5,164)	$ (1,253)	$ (10,162)	$ (569)

(1) Basic and diluted income per share for the quarters and years ended February 28, 2015 and 2014 has been adjusted to reflect the 1 for 10 reverse stock split effective February 27, 2015.

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2015	2014	2015	2014
Cash flows from operating activities:			(Audited)	(Audited)

Net loss	$ (6,095)	$ (1,549)	$ (11,693)	$ (778)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Depreciation and amortization	1,166	1,082	4,560	4,150
Impairment of intangible assets	2,926	--	2,926	--
Gain on note payable fair market value adjustment	(338)	(153)	(338)	(2,567)
Realized losses on foreign currency transactions	313	137	313	137
Lease abandonment	(99)	(119)	(443)	(463)
Stock based compensation	28	(54)	278	231
Allowance for doubtful accounts	--	141	16	386
Amortization of deferred financing costs	193	--	323	--
Write-off of deferred financing costs	--	--	100	--
Write-off of assets	104	--	104	798
Amortization of debt discount	20	28	80	324
Net gain on disposal of assets	--	(44)	(4)	(115)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(46)	175	111	(28)
(Increase)/decrease in merchandise inventory, net of reserve	67	113	79	(1)
(Increase)/decrease in prepaid expenses	27	303	(602)	(1,211)
(Increase)/decrease in other assets	(23)	(33)	(78)	181
(Increase)/decrease in income tax receivable	7	(20)	214	(96)
Increase in other receivable	--	(74)	(16)	(285)
(Increase)/decrease in restricted assets	24	--	(211)	--
(Increase)/decrease in long-term exhibition costs	(101)	(77)	(150)	(6)
Decrease in accounts payable and accrued liabilities	1,521	(596)	2,159	(856)
Increase in deferred rent	113	(19)	1,384	144
Increase/(decrease) in deferred revenue	(479)	278	(498)	713
Decrease in income taxes payable	--	--	--	(175)
Total adjustments	5,423	1,068	10,307	1,261
Net cash provided by/(used in) operating activities	(672)	(481)	(1,386)	483

Cash flows used by investing activities:
Purchases of property and equipment	(3,560)	(144)	(4,001)	(3,114)
Proceeds from sale of marketable securities	--	--	407	--
Construction deposit	3,258	--	(134)	--
Proceeds from disposal of assets	--	69	4	143
Purchase of restricted certificate of deposit	(1)	--	(801)	--
Decrease in artifacts	5	5	20	32
Net cash used in investing activities	(298)	(70)	(4,505)	(2,939)

Cash flows from financing activities:
Purchase of treasury stock	--	--	--	(534)
Proceeds from option and warrant exercises	--	--	--	185
Payments on capital lease obligations	(11)	(11)	(37)	(33)
Proceeds from short-term note payable	--	--	8,000	--
Deferred financing costs	(5)	--	(488)	--
Payments on notes payable	--	--	(220)	(130)
Net cash provided/(used) by financing activities	(16)	(11)	7,255	(512)

Effects of exchange rate changes on cash and cash equivalents	--	--	--	9
Net increase/(decrease) in cash and cash equivalents	(986)	(562)	1,364	(2,959)
Cash and cash equivalents at beginning of period	5,784	3,996	3,434	6,393
Cash and cash equivalents at end of period	$ 4,798	$ 3,434	$ 4,798	$ 3,434

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 236	$ 11	$ 408	$ 341
Cash paid/(received) during the period for taxes	$ --	$ 20	$ (214)	$ 108

Supplemental disclosure of non-cash investing and financing activities:
Unrealized losses on marketable securities	$ --	$ 1	$ --	$ (1)
Purchases of property and equipment under capital leases	$ --	$ --	$ --	$ 26
Net assets recognized from lease incentive	$ --	$ --	$ 7,400	$ --
Net liabilities recognized from deferred rent	$ --	$ --	$ 7,400	$ --
Net assets recognized from executive of royalty agreement	$ --	$ --	$ 31	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
	4Q15	4Q14

Net loss	$ (6,095)	$ (1,549)	$ (11,693)	$ (778)
Depreciation and amortization	1,167	1,082	4,560	4,150
Gain on disposal of assets	--	(44)	(4)	(115)
Write-off of assets	104	--	104	798
Impairment of intangible assets	2,925		2,925
Gain on note payable fair market value adjustment	(338)	(152)	(338)	(2,566)
Contract and legal settlements	36	--	36	(297)
Interest expense	554	39	909	342
Transaction related expenses	159	--	409	--
Severance costs	237		664
Realized losses on foreign currency transactions	313	137	313	137
Other (income)/expense	26	(71)	(16)	(289)
Income tax expense/(benefit)	--	--	--	(163)
Impact of Hurricane Sandy on New York - Seaport	--	--	-	908
Stock-based compensation	19	(54)	262	231
Adjusted EBITDA(1)	$ (893)	$ (612)	$ (1,869)	$ 2,358

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
	4Q15	4Q14

Compensation, excluding stock-based compensation	$ 1,492	$ 1,242	$ 6,185	$ 6,117
Stock-based compensation	19	67	262	231
Bad debt expense	--	67	16	67
Legal and other professional fees	315	474	2,181	2,299
Rent and other office expenses	440	404	1,733	1,600
Other	593	637	2,432	2,447
General & Administrative expense	$ 2,859	$ 2,891	$ 12,809	$ 12,761

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Year Ended
	February 28, 2015	February 28, 2014	February 28, 2015	February 28, 2014
	4Q15	4Q14

Admissions revenue	$ 4,463	$ 3,751	$ 18,535	$ 18,854
Non-refundable license fees for current exhibitions	1,244	1,320	5,426	4,039
Total exhibition revenue	$ 5,707	$ 5,071	$ 23,961	$ 22,893

Key Non-financial Measurements
Total number of exhibitions presented	16	17	29	32
Semi-permanent exhibitions presented	6	7	6	7
Partnered exhibitions presented	7	6	13	18
Exhibitions rented to promoters or museums	3	4	10	7
Total operating days for semi-permanent, partner and rented exhibitions	1,127	1,278	5,323	4,868
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	412	344	1,787	1,582
Average attendance per day for semi-permanent and partnered exhibitions presented	452	357	447	379
Average ticket price for semi-permanent and partnered exhibitions presented	$ 15.00	$ 14.81	$ 16.16	$ 14.74
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.42	$ 2.70	$ 2.69	$ 3.23

Semi permanent exhibitions:
Total operating days	537	607	2,183	2,224
Total attendance (in 000's)	162	170	727	736
Average attendance per day	302	281	330	331
Average ticket price	$ 20.66	$ 20.04	$ 20.77	$ 20.63
Average retail per attendee	$ 3.51	$ 3.40	$ 3.58	$ 3.56

The key non-financial measurements for February 28, 2014 do not include exhibitions under management.
CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com